Exhibit 10.1


                           MEMORANDUM OF UNDERSTANDING

The following Memorandum of Understanding made this 29th day of October, 2001 by and between Internet Cable Corporation, a Nevada Corporation, ("ICBL") with offices located at 195 Rivera Drive, Unit 2, Markham, Ontario L3R536 Canada, and Timothy Karnes ("Karnes") residing at 1205 Waterfront Drive, Mount Pleasant, SC 29464, set forth a binding agreement by and between the parties hereto, subject to the terms and conditions as contained herein.

WHEREAS, Karnes has previously advanced $50,000 to ICBL; and

WHEREAS, ICBL and Karnes wish to resolve how and when payment of the principal amount plus accrued interest will be made; and

WHEREAS, Karnes has an employment contract with ICBL which the parties wish to resolve all obligations thereunder; and

WHEREAS, ICBL wishes to arrange for payment of certain past salary due to Karnes in additional to the settlement of any and all other obligations as provided above:

NOW, THEREFORE, the parties hereto agree as follows:

      1) Both Karnes and ICBL acknowledge that ICBL currently does not have the ability to pay such outstanding amounts without incurring substantial detriment to the operations of ICBL, However, the ICBL hereby agrees to make a good faith payment of $7,000, upon execution of this agreement.

      2) The parties hereby agree that Karnes is currently due the following amounts from ICBL, and that no additional amounts are owing by ICBL or its affiliates to Karnes:

           Principal amount due under note:                     $50,000

           Interest due under note through Sept 30, 2001        $10,380.29

           Salary due for the period beginning
           May 24, 2001 Through August 31
           (less advance $5,000)                                $21,917.81

           Total Amount Due                                     $82,298.10

           Interest on the note shall continue to accrue until the note has been paid in full. Any payments made hereunder shall be applied first to salary due, then against interest due and than against any principal balance.

      3) ICBL hereby represents that it is currently attempting to complete and fund a private placement for a minimum of $300,000 to a maximum of $3,000,000 on a best efforts all or none basis with respect to the minimum and on a best efforts basis with respect to amounts exceeding the minimum.


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      4)   ICBL hereby agrees that, providing the private placement is successful in raising gross proceeds as per the following schedule, ICBL will make the corresponding payments to Karnes upon reaching each target as follows:

           a) Upon closing of a minimum of $750,000 in gross proceeds ICBL shall issue Karnes $10,000, on account as and for payment of the total amounts due herein.

           b) Upon closing of a minimum of $1,500,000 in gross proceeds ICBL shall issue Karnes an additional $10,000, on account as and for payment of the total amounts due herein, (total $20,000)

           c) Upon closing of a minimum of $2,250,000 in gross proceeds ICBL shall issue Karnes an additional $10,000, on account as and for payment of the total amounts due herein, (total $30,000)

           d) Upon closing of a minimum of $3,000,000 in gross proceeds ICBL shall issue Karnes an additional $10,000, on account as and for payment of the total amounts due herein. (total $40,000)

      5) In addition to the above payments in the event that Karnes is successful in assisting ICBL in raising funds under the pending Private Placement ICBL hereby agrees to pay an additional $10,000 for each $100,000 unit placed by Karnes, provided that the investor is accepted by ICBL, and the purchaser of the unit is first introduced by Karnes. ICBL shall be obligated to make any and all payments due under this paragraph and paragraph 4 herein, until such time as Karnes has been paid all amounts due under paragraph 2 herein. Once all payments due under paragraph 3 herein have been made, whether paid pursuant to paragraphs 4, 5 or 6 herein, ICBL shall have no further payment obligation to Karnes.

      6) In the event that the payments due under paragraph 4 and 5 herein are insufficient to fully discharge the amounts due under paragraph 2 herein, ICBL hereby agrees to pay Karnes a minimum of $1,000 per month, until such time as Karnes has been paid all amounts due hereunder, such payment to begin within 30 days of closing of the minimum offering of the private placement ICBL shall use its best efforts to pay all amounts due hereunder as soon as possible.

      7) As and for settlement of any remaining obligations under the employment agreement between Karnes and ICBL, ICBL hereby agrees to issue Karnes One Hundred Sixteen Thousand (116,000) shares of ICBL common stock and or option to purchase said stock, as may be agreed by and between ICBL and Kames. In addition, ICBL hereby agrees to reduce the strike price of any and all options and or warrants currently issued and outstanding to Karnes, if any, to Fifteen ($0.15) Cents,

      8) The parties hereby agree that this Agreement shall supercede any other agreements, whether oral or in writing, and that any claim regarding same will be limited to the terms as contained herein. This Memorandum constitutes the entire understanding between the Parties hereto and merges all prior discussions between them relating thereto.


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      9)   Upon signing of this agreement, Karnes hereby agrees to issue a general release in favor of ICBL, in the form attached as Exhibit A hereto, and to deliver the same in escrow to Strauss Comas and Modansky, LLP. Upon notice by ICBL to the escrow agent that payment in full for all amounts owing hereunder has been made, the escrow agent shall deliver the release to ICBL.

      10) Karnes hereby agrees to place certificates representing 240,000 shares of common stock of ICBL currently owned by Karnes, in escrow with Strauss Comas and Modansky, LLP, together with stock powers endorsed in blank and signatures guaranteed. Such shares shall be used as and for reimbursement of any and all expenses incurred by ICBL, in settlement of suits currently pending against ICBL by Jeff Adair and Jim Sims. ICBL currently expects that it will settle such claim for cash and stock. Upon issuance of stock to Adair and or Sims the escrow agent shall be entitled to release an equal number of shares back to ICBL's treasury. The escrow agent shall be authorized to sell stock in such amounts as it deems necessary to cover litigation costs and settlement cost. ICBL hereby agrees that in the event that there are any shares remaining in escrow after payment of settlement and costs, (whether issued from ICBL's Treasury or directly from the escrow). Such shares shall be returned to Karnes. As and for additional consideration hereunder, ICBL hereby agrees to limit Karnes' requirement for reimbursement to ICBL for expenses incurred as a result of the settlements and costs, as described herein, to the escrowed shares. In no event shall Kames be obligated to ICBL for any additional amounts as a result of the Sims or Adair Suits.

      11) In the event of a breach of this agreement, the defaulting party shall be responsible for any and all costs associated with enforcement of this agreement, inclusive of reasonable attorney fees.

      12)  Any reference to Dollars and or ($) refers solely to US currency.

      13) No amendment or modification of this Memorandum shall be valid or binding on the Parties unless made in writing and signed on behalf of each of the Parties by their respective authorized officers or representatives.

      14) Severability. If any provision of this Agreement is declared to be invalid, void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect. The terms "other", "include", "including" and all variants thereof shall indicate a non-exclusive example and shall be construed as if immediately followed by the words without limitation."

      15) Waiver. No waiver by either party, whether express or implied, of any provision of this Agreement shall constitute a continuing waiver of such provision or a waiver of any other provision of this Agreement No waiver by either party, whether express or implied, of any breach or default by the other party,


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           shall constitute a waiver of any other breach or default of the same or any other provision of this Agreement.

      16) Beneficiaries; Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the panics hereto and their respective heirs, administrators, successors and assigns.

      17) The Parties agree that the laws of 'New York, other than, its conflict of laws provisions, shall apply in dispute arising out of this Memorandum.

      18) All notices hereunder shall be deemed given when delivered or when deposited in the United States mail, registered or certified mail, with postage prepaid, addressed to the party being notified that that party's address as appearing above or at such other address as such party shall have notified the other party in writing.

      19) This Memorandum may be executed by one or more of the parties hereto in any number or separate counterparts, each of which when so executed shall be deemed to be an original and all or which taken together shall be deemed to constitute one and the same instrument.

      20) This agreement may be executed by facsimile, which, shall be deemed to constitute and original signature.

WHEREFORE, the Parties hereto execute this Memorandum with the intent that they be legally and equitably bound by its terms.


Signed:/s/Joseph Melanson                    Signed:/s/Timothy Karnes
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      Internet Cable Corporation                    Timothy Karnes

By:      Joseph Melanson, CEO

Date: 10/30/01                               Dated:  10/29/01
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